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                              AMENDED AND RESTATED

                  LIMITED LIABILITY COMPANY OPERATING AGREEMENT

                                       OF

                             DANSKIN INVESTORS, LLC
                      a Delaware Limited Liability Company







                         dated as of September 17, 1997




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                              AMENDED AND RESTATED

                  LIMITED LIABILITY COMPANY OPERATING AGREEMENT

                                       OF

                             DANSKIN INVESTORS, LLC
                      a Delaware Limited Liability Company

                  This Amended and Restated Limited Liability Company Operating Agreement (the "Agreement") of Danskin Investors, LLC (the "Company") dated as of September 17, 1997 is adopted and agreed to by the parties identified in
Section 2.1(b) hereof and amends and restates the Limited Liability Company Operating Agreement of the Company dated May 28, 1997.

                                    ARTICLE I
                               PURPOSE AND POWERS

         1.1 Purpose. The Company has been organized to invest in the equity, debt, and/or rights to acquire such interests (collectively, the "Securities"), in Danskin, Inc., a Delaware corporation ("Danskin"), as described in the letter dated May 19, 1997, from Onyx Partners, Inc. to the Company, as modified by the summary of terms dated August 27, 1997, and the outline of proposed treatment of First Union National Bank of North Carolina's and First Union Commercial Corporation's revolving loan and term loan, copies of which are attached hereto (collectively, the "Investment Proposal Letter"), and to engage in any other lawful business activity related or incident thereto.

         1.2 Powers. The Company shall have the power and authority to enter into, make and perform all contracts, agreements and undertakings, and to do any and all acts and things necessary, appropriate, incidental or convenient to the accomplishment of its purposes and for the protection and benefit of the Company.

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                                   ARTICLE II
                              MEMBERS AND INTERESTS

         2.1      Members; Voting Rights.

                  (a) There shall be two classes of Members: the Class A Members and the Class B Members. Except as provided by Sections 3.5(c), 3.5(d), 4.5(b)(i)(A) and 6.2 hereof, on any matter requiring a vote, consent or approval of the Members, the Class A Members shall be the only persons to whom the matter is required to be submitted, and each shall have one vote when voting only with the Class A Members. Except as otherwise provided herein, or as required by applicable law, the vote, consent or approval of a majority of the Class A Members shall constitute the act of the Company. No Class B Member shall have a voice or vote in any matter, except as specifically provided herein.

                  (b) The initial Members of the Company are Onyx Partners, Inc. ("Onyx"), which shall be a Class A Member, and each of the other persons who has delivered a duly executed subscription agreement to Onyx (which agreement has been accepted by Onyx) in substantially the form attached hereto as Exhibit A (the "Subscription Agreement") together with a duly executed signature page to this Agreement, who shall be Class B Members. Other persons may hereafter be admitted as transferees of Members in accordance herewith. Each Member shall execute a counterpart of this Agreement indicating his, her or its agreement to the terms and provisions hereof.

                  (c) Schedule 1 attached hereto lists the name, address, telephone number, telefax number and Capital Commitments of each Member. The Company shall amend Schedule 1 to reflect the admission and withdrawal of members.

         2.2 Membership Interests. Each Member's ownership interest in the Company is herein referred to generally as a "Membership Interest." The respective rights of each Member to share in the capital of the Company, either by way of distributions or on liquidation, will be determined by reference to the Capital Account (as defined herein) of such Member; and each Member's interest in the profits and losses of the Company shall be established as provided herein. Each Member shall have the rights and powers set forth in this Agreement.

         2.3      Meetings.

                  (a) The Members shall have a regular annual meeting each year beginning in 1998, on a date established by the Managers (as defined below) for the purpose of electing Managers and conducting such other business as may properly come before the meeting. Special meetings of the Members may be called by the Managers.

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                  (b) Written notice stating the place, day and hour of each meeting of Members and the general purpose or purposes for which the meeting is called shall be given not less than seven (7) nor more than thirty (30) days before the date of the meeting to each Member.

                  (c) A Member may waive any notice required by law or this Agreement, before or after the date and time of the meeting that is the subject of such notice. Except as provided in the next sentence, the waiver shall be in writing, signed by the Member entitled to the notice and delivered to the Managers for inclusion in the Company's minutes or records. A Member's attendance at or participation in a meeting waives any required notice to such Member of the meeting unless the Member, at the beginning of the meeting or promptly upon such Member's arrival, objects to the transaction of any business at such meeting on the ground that such meeting is not lawfully called or convened. A Member may participate in a meeting in person or by proxy.

                  (d) Any vote, consent or approval of the Members may be accomplished by written consent in lieu of a meeting signed by Members constituting the required vote for the action so taken.

                  (e) Members may participate in a regular or special meeting by, or conduct the meeting through, the use of any means of communication by which all Members participating may simultaneously hear each other during the meeting. Any Member who participates in a meeting in this manner is deemed to be present in person at the meeting, except where a Member participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE III
                            MANAGEMENT OF THE COMPANY

         3.1 Managers. Except as otherwise limited by this Agreement or applicable law, all powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Company's Managers (the "Managers").

         3.2 Number, Term and Election. Unless otherwise agreed by a unanimous vote of the Members, there shall be one Manager of the Company. The initial Manager shall be Onyx. Each Manager shall hold office until his or her death, resignation or retirement or until his successor is elected and assumes office. A Manager need not be a Member of the Company.

         3.3 Officers. The Managers may appoint such officers who shall have such power and authority as may be specified in a resolution of the Managers. Officers shall serve at the pleasure of the Managers.

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         3.4      Meetings.

                  (a) An annual meeting of the Managers shall be held immediately following each annual meeting of Members for the purpose of appointing officers, if any, and carrying on such other business as may properly come before the meeting.

                  (b) Special meetings of the Managers may be called by any Manager.

                  (c) Notices of meetings of the Managers shall be given to each Manager not less than twenty-four (24) hours before the meeting. Any such notice shall set forth the time and place of the meeting.

                  (d) A Manager may waive any notice required by law or this Agreement before or after the date and time stated in the notice and such waiver shall be equivalent to the giving of such notice. The waiver shall be in writing, signed by the Managers entitled to the notice and filed with the Company's minutes or records; provided that a Manager's attendance at or participation in a meeting waives any required notice to him, her or it of the meeting.

                  (e) A quorum for the transaction of business at a meeting of the Managers shall consist of all of the Managers.

                  (f) Any or all Managers may participate in a regular or special meeting by, or conduct the meeting through, the use of any means of communication by which all Managers participating may simultaneously hear each other during the meeting. A Manager participating in a meeting in this manner is deemed to be present in person at the meeting.

                  (g) Any action of the Company that may be authorized by the Managers at a meeting may be authorized by written consent in lieu of meeting of the Managers signed by Managers constituting the required vote for the action so taken, and any such consent shall be filed with the Company's minutes or records.

         3.5      Management Decisions.

                  (a) Except to the extent that the Managers agree to delegate the authority with respect to specified matters, all decisions shall be made by a unanimous vote of the Managers.

                  (b) Any disbursement of funds of the Company will require such signatures as may be determined by the Managers; provided, however, the Managers shall obtain, with respect to (x) any distributions of funds pursuant to Section 4.5, a confirmation of the calculation of such distributions from a nationally recognized public accounting firm prior to such distribution and (y) any other disbursement of funds, a confirmation of the calculation of such disbursements from a nationally recognized public accounting firm in connection with the preparation of the Company's annual financial statements.



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                  (c) The following actions require the approval of Members
(including Class B Members) representing a majority of the Capital
Contributions:

                      (i) any acquisition of tangible or intangible assets other than the Securities or other assets described in or consistent with the Investment Proposal Letter;

                      (ii) any change in the business organization of the
                           Company, however effected;

                      (iii) the admission of any Class A Member;

                      (iv) any decisions of the Company to obtain additional
                           funding through borrowing;

                      (v) selecting members of the board of directors of Danskin;

                      (vi) any decision of the Company as to how the Securities
                           are to be voted on any action to be taken by Danskin permitting the Securities to be voted thereon; and

                      (vii) any decision as to whether the Company should accept an offer made to purchase the Securities from the Company at a price equal to or greater than the applicable Target Price (as defined in Section 4.5(b)(i) below).

                  (d) Any decision as to whether the Company should accept an offer made to purchase the Securities from the Company at a price less than the applicable Target Price (as defined in Section 4.5(b)(i) below) will require the unanimous approval of all Members (including Class B Members).

         3.6 Management Compensation. The Managers shall not receive compensation for their services to the Company. In all events, the Managers shall be entitled to reimbursement for all reasonable expenses incurred on the Company's behalf, including all reasonable expenses incurred in connection with consummating the Closing of the Investment under the Investment Proposal Letter (as such capitalized terms are defined in the Investment Proposal Letter).

                                   ARTICLE IV
                         FINANCIAL INTERESTS OF MEMBERS

         4.1 General. The Company has been organized with the intention that it qualify for taxation as a partnership for U.S. federal income tax purposes. The Members acknowledge that


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the provisions of Subchapter K of the Internal Revenue Code of 1986, as amended
(the "Code") and the Treasury Regulations (the "Regulations") promulgated thereunder will apply to the Company, and intend that the allocations of taxable income and loss, distributions to the Members and maintenance of capital accounts all conform to the requirements of the Code and the applicable Regulations.

         4.2      Capital Contributions.

                  (a) The Company has received Capital Commitments in an aggregate amount of $15,000,000 in order to finance the investments intended to be made by the Company in Danskin. Each Member shall make capital contributions to the Company in an amount equal to such Member's pro rata portion (based on the Capital Commitments of all Members) of $15,000,000 ("Capital Contributions") in order to finance the investments intended to be made by the Company in Danskin equity and debt.

                  (b) In the event that any Member fails to make a required portion of its Capital Commitment available to the Company when called by the Managers, in addition to pursuing specific performance, the Company, in its sole discretion, may cause the Capital Contribution of such Member to be forfeited (in which event the amount of such Capital Contribution and such Member's Capital Account (as defined below) shall continue to form part of the capital of the Company and shall be reallocated to the non-defaulting Members in proportion to their respective Capital Commitments but without prejudice to their existing commitments) and such Members shall cease to be a Member for all purposes.

         4.3      Capital Accounts.

                  (a) The economic arrangement of the Members is reflected in the provisions of Section 4.5 hereof with respect to distributions; and allocations of net profits and net losses shall be made in a manner consistent with such provisions. The Capital Accounts (as hereinafter defined) shall be maintained in accordance with this Section 4.3.

                  (b) The Company shall establish and maintain a separate capital account (a "Capital Account") on its books for each Member in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv). Accordingly, there shall be credited to each Member's Capital Account the amount of all Capital Contributions to the Company made by such Member and such Member's share of the Company's net profits, and there shall be charged against each Member's Capital Account, the amount of all distributions from the Company to such Member and such Member's share of the Company's net losses, all in accordance with the provisions of Section 4.4. In addition, such other adjustments to each Member's Capital Account shall be made as required under the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv).

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                  (c) The Capital Account of each Member at the beginning of any period shall be such Member's Capital Account at the beginning of the immediately preceding period, adjusted to give effect to the computations required pursuant to this Section 4.3.

                  (d) The provisions of this Section 4.3 and Section 4.4 are for the purpose of determining the respective interest of the Members in the net profits and net losses of the Company, which shall be reflective of the provisions regarding distributions by the Company in Section 4.5. The financial statements of the Company, however, shall be prepared in accordance with generally accepted accounting principles.

                  (e) No Member shall be entitled to receive interest on his, her or its Capital Contributions.

                  (f) No Member shall be entitled to withdraw all or any part of his, her or its Capital Account except as otherwise provided herein.

                  (g) Loans or advances by any Member to the Company shall not be considered Capital Contributions and shall not increase the Capital Account of the lending or advancing Member.

                  (h) Except as provided in this Agreement, no Member shall be required under any circumstances to contribute or lend any additional money or property to the Company.

         4.4      Allocations of Profits and Losses.

                  (a) For each fiscal year or other period, net profits shall be allocated among the members in a manner which reflects the distributions provided in Section 4.5 hereof; and net losses in excess of net profits shall be allocated among the Members in proportion to their Capital Contributions.

                  (b) No Member shall be allocated net losses in excess of the positive balance in such Member's Capital Account; however, in the event net losses exceed Company capital, allocations shall be made among the Members, if any, who bear such losses as provided in the Regulations. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), Regulations
Section 1.704-1(b)(2)(ii)(d)(5), or Regulations Section 1.704-1(b)(2)(ii)(d)(6),
items of income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the deficit in his Capital Account as quickly as possible, provided that an allocation pursuant to this Section 4.4(b) shall be made if and only to the extent that such Member would have deficit in his Capital Account after all other allocations provided for in this Section 4.4 have been tentatively made as if this Section 4.4(b) were not in the Agreement.

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                  (c) Items of income, gain, loss, deduction and credit that are recognized by the Company for tax purposes shall be allocated among the Members in such manner as equitably reflects amounts credited or debited to the Members' Capital Accounts pursuant hereto. In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss and with respect to any property (other than cash) contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its value on the date of contribution. To the extent profits or losses have been reflected in Capital Accounts prior to their recognition for tax purposes, allocations shall be made consistent with the principles of Code Section 704(c). In the event the value of any Company asset is adjusted pursuant to Regulations Section 1.704-1(b)(2)(iv)(f), subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take into account any variation between the adjusted basis of such asset for federal income tax purposes and its value in the same manner as under Code
Section 704(c) and the Regulations thereunder.

         4.5      Distributions.

                  (a) Subject to Sections 4.5(b), (c), (d) and (e) hereof, distributions (in cash or in kind) shall be made to or among the Members from time to time as the Managers determine in proportion to their Capital Contributions.

                  (b) At such time that the fair market value of the common stock of Danskin (the "Common Stock") equals or exceeds the Target Price, defined below, and continues to equal or exceed the Target Price for five consecutive trading days (such fifth trading day being referred to as the "Repayment Date"), all assets of the Company not necessary for the payment of debts and liabilities of the Company, expenses of winding up the Company and for reserves as provided in and subject to the limitation in Section 6.4 for contingent or unforseen liabilities or obligations of the Company ("Assets Available For Repayment") shall be distributed 10% to the Class A Member and 90% to all Members in proportion to their Capital Contributions.

                       (i)  The "Target Price" shall mean:

                            (A) On or prior to the first anniversary of the
closing of the purchase of the Securities as set forth in the Investment Proposal Letter (the "Acquisition"), $.60 per share of Common Stock, provided, however, that the Repayment Date will not be considered to have occurred (and the assets of the Company, other than excess cash which the Managers determine to distribute, shall not be distributed) unless Members (including Class B Members) representing at least 85% of the Capital Contributions so consent;

                            (B) After the first anniversary of the Acquisition
and on or prior to the second anniversary of the Acquisition, $.60 per share of Common Stock;


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                            (C) After the second anniversary of the Acquisition
and on or prior to the third anniversary of the Acquisition, $.74 per share of Common Stock;

                            (D) After the third anniversary of the Acquisition
and on or prior to the fourth anniversary of the Acquisition, $.98 per share of Common Stock;

                            (E) After the fourth anniversary of the Acquisition
and on or prior to the fifth anniversary of the Acquisition, $1.31 per share of Common Stock;

                  (c) If as of the fifth anniversary of the Acquisition, the Repayment Date has not occurred, the Assets Available For Repayment shall be distributed 1% to the Class A Member and 99% to all Members in accordance with their Capital Contributions.

                  (d) Subject to Section 6.4, the reimbursement of expenses by Danskin pursuant to the Investment Proposal Letter shall be distributed to the party that has borne such expenses.

         4.6 Valuation of Securities. Except as specifically provided in the case of a valuation of securities pursuant to Section 4.5 (b), for purposes of valuing securities in connection with the business of the Company, (i) securities listed on national securities exchanges shall be valued at (a) their last sales prices on the relevant date, or (b) if no sales occurred on such date, at the mean of the "bid" and "asked" prices on such date; (ii) securities not listed on a national securities exchange shall be valued at their last closing "bid" price on the date of the determination, and (iii) all other securities shall be valued by the Managers in good faith and in their sole and absolute discretion pursuant to this Section 4.6 which valuation shall be final and conclusive as to all of the Members; provided, however, in each such case, the Manager shall obtain a confirmation of the calculation of valuation from a nationally recognized public accounting firm.

         4.7 Expenses. Each Member agrees to pay additional funds to the Company as required by the Managers in order to pay day-to-day operating and administrative expenses, such as legal and accounting fees; provided, however, the annual aggregate amount of such expenses and fees shall not exceed $10,000.

                                    ARTICLE V
                TRANSFERS AND THE ADMISSION OF ADDITIONAL MEMBERS

         5.1 Transfers Generally. Membership Interests may be assigned, in whole or in part, (each such assignment, a "Transfer") only in accordance with this
Article V.


         5.2 Effect of Transfers.

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                  (a) Except as provided in paragraph (b) below, any Transfer of a Membership Interest by a person (the "Transferor") shall be effective only to give the transferee (the "Transferee") the right to the share of allocations and distributions to which the Transferor would otherwise be entitled, and no Transferee of a Membership Interest shall be admitted as a Member, (ii) the Transferee shall have no right to vote on or consent to any matter submitted to the Members or otherwise participate in the management of the business and affairs of the Company, and (iii) subject to Section 5.3(c) below, the Transferor, if he, she or it retains a Membership Interest, shall retain such rights and shall have the power to exercise any rights of a Member, except the right to receive allocations and distributions to the extent those rights are assigned.

                  (b) A Transferee of a Membership Interest shall, upon such Transfer, be admitted as a Member with all the rights and powers of his, her or its Transferor if, prior to such Transfer, all of the Managers consent to the admission of the Transferee as a Member.

                  (c) Any expenses incurred by the Company in connection with or as a consequence of the Transfer of all or part of a Membership Interest shall be reimbursed to the Manager by the Transferor.

                  (d) The Company, the Managers, each Member and any other person or persons having business with the Company, need deal only with holders of Membership Interests who are admitted as Members of the Company, and shall not be required to deal with any Transferee who has not been admitted as a Member.

         5.3 Admission of Transferees as Members. The Managers may from time to time admit Transferees as Members to the Company on such terms and conditions as the Managers shall determine. Any such Members shall join in and agree to be bound by the terms of this Agreement.

                                   ARTICLE VI
                       TERM AND TERMINATION OF THE COMPANY

         6.1 Term of the Company. The term of the Company commenced upon the filing of the certificate of formation with the Secretary of State of Delaware on May 12, 1997 (the "Filing Date"). The Company shall terminate and be dissolved on the fifth anniversary of the Acquisition unless the Company is earlier dissolved and terminated as provided in this Agreement.

         6.2 Events of Dissolution. The Company shall be dissolved upon the occurrence of any of the following events:



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                  (a) The death, retirement, resignation, expulsion, bankruptcy
(which shall mean being the subject of an order for relief under Title 11 of the United States Code), or dissolution of any Member-Manager or the occurrence of any other event which terminates the continued Membership of any Member-Manager unless, within ninety (90) days following the occurrence of any such event, the business of the Company is continued by the consent of a majority-in-interest of the remaining Members;

                  (b) The sale of all or substantially all of the business and assets of the Company;

                  (c) On the Repayment Date, as defined in Section 4.5(b) hereof;

                  (d) As otherwise required by the Delaware Limited Liability Company Act.

As used herein, consent of a majority-in-interest means consent of Members (including for this purpose Class A and Class B Members) representing a majority of the Capital Contributions and owning Capital Accounts representing a majority of Company capital.

         6.3 Conclusion of Affairs. In the event of dissolution of the Company for any reason, the Managers, or if no Managers remain, the Members, by majority vote, shall appoint a person (the "Liquidator"), who may but need not be a Manager and/or Member, and the Liquidator shall proceed, as soon as reasonably practicable, to wind up the affairs of the Company. The Members (and their successors in interest) shall continue to share in allocations of income and loss and distributions during the period of winding up in the same manner as before the dissolution. The Liquidator shall have reasonable discretion to determine the time, manner and terms of any sale or sales of Company property pursuant to such winding up, having due regard to the activity and the condition of the Company and relevant market and financial and economic conditions, and consistent with his, her or its obligations to the Members.

         6.4 Liquidating Distributions. After paying or providing for the payment of all debts and liabilities of the Company and all expenses of winding up, and subject to the right of the Liquidator to set up such reserves as it may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company (such reserves not to exceed $25,000), the proceeds of the liquidation, and any other remaining assets of the Company, shall be distributed to or for the benefit of the Members (and their successors in interest) in accordance with the provisions of Section 4.5 hereof. Upon liquidation of the Company, the Company shall distribute to each Member such Member's pro rata share of the Company's cash and Securities as provided in
Section 4.5 of this Agreement as a liquidating distribution to the Members (and their successors in interest).


         6.5 Termination. Within a reasonable time following the completion of the winding up of the Company, the Liquidator shall supply to each Member a statement which shall set forth the assets and the liabilities of the Company as of the date of complete winding up and each Member's portion of the distributions pursuant to this Agreement. Upon completion of the winding up of the Company and the distribution of all Company assets, the Company shall terminate, and the


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Liquidator shall execute and file a certificate of cancellation of the Company with the Secretary of State of Delaware, and shall take all other action necessary to effectuate the dissolution and termination of the Company. Each Member remains obligated on a pro rata basis (based on the amount of distributions received from the Company) for subsequent liabilities of the Company after winding up and liquidation of the Company; provided, however, such obligations shall not exceed the amount of distributions received by such member from the Company.

                                   ARTICLE VII
                      GENERAL AND ADMINISTRATIVE PROVISIONS

         7.1 Principal Office. The principal office of the Company shall be at such location or locations as may be determined by the Managers from time to time.

         7.2 Indemnification. To the fullest extent permitted by law, the Company shall indemnify and hold harmless, and may advance expenses to, any Member or Manager (collectively, the "Indemnitees"), from and against any and all claims and demands whatsoever arising out of the business and affairs of the Company; provided, however, that no indemnification may be made to or on behalf of any Indemnitee if a judgment or other final adjudication adverse to such Indemnitee establishes (a) that his, her or its acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (b) that he, she or it personally gained in fact a financial profit or other advantage to which he, she or it was not legally entitled. The provision of this section shall continue to afford protection to each Indemnitee regardless of whether such Indemnitee remains a Member, Manager, employee or agent of the Company.

         7.3 Fiscal Year. The fiscal year of the Company shall end on the thirty-first of December.

         7.4 Books and Records. At all times during the term of the Company, the Managers shall keep, or cause to be kept at the Company's principal office, the books and records of the Company.

         7.5 Reports. As soon as practicable following the end of each fiscal year, the Company shall provide each Member a financial report of the results of operations, including audited or unaudited financial statements, as determined by the Managers.

         7.6 Withholding. Except as may be required by a change in applicable law (including any judicial or administrative interpretation thereof), the Company will not withhold any U.S. federal taxes with respect to the distributive share of interest income (other than interest income which fails to qualify either as "portfolio interest" within the meaning of Code Section 871(h) or interest on deposits within the meaning of Code Section 871(i)(3)) and capital gain or distributions by the Company of securities or other property held by the Company (other than dispositions of,


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and proceeds relating to, U.S. real property interests within the meaning of
Code Section 897(c)) with respect to Members who are not U.S. persons within the meaning of Code Section 7701(a)(30), so long as such Member provides the Company with an effective Form W-8.

         7.7 Notices. Any notice to be given under this Agreement may be given either personally or by mail, telephone, telegraph, teletype, telecopy or other form of wire or wireless communication, or by overnight courier. If mailed, notice shall be deemed to be effective three (3) days after deposited in registered or certified mail with postage thereon prepaid addressed if to a Member at its address as it appears on the signature page to this Agreement (or at such other address for any party as such party shall notify the other parties), and if to the Company at its principal office. If given in any other manner, such notice shall be deemed to be effective (i) when given personally,
(ii) when given by telephone, teletype, telecopy or other form of wire or wireless communication (if followed by a copy delivered by registered or certified mail) or (iii) one (1) day after given to an overnight courier to be delivered.

         7.8 Headings. The headings of the sections hereof are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         7.9 Gender; Number. Where the context so requires, the masculine gender shall be construed to include the female, a corporation, a trust or other entity, and the singular shall be construed to include the plural and the plural the singular.

         7.10 Amendments. This Agreement may be modified or amended by unanimous written agreement of the Class A Members; provided, that, except as otherwise specifically provided herein, no amendment may modify the economic interest of a Member without such Member's consent. Notwithstanding the foregoing, the Managers may amend the Agreement as necessary to effect the admission of

Transferees of Members.

         7.11 Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto.

         7.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned has affixed its signature signifying its adoption of this Limited Liability Company Operating Agreement:

                                      ONYX PARTNERS, INC.

                                      By:________________________________
                                      Name:
                                      Title:


                                      MAYFIRST ASSOCIATES LTD.

                                      By:________________________________
                                      Name:
                                      Title:


                                      ALPINE ASSOCIATES

                                      By:________________________________
                                      Name:
                                      Title:


                                      REGENT CAPITAL EQUITY PARTNERS,
                                      L.P.

                                      By:________________________________
                                      Name:
                                      Title:

                                      ---------------------------------
                                      Gregg L. Engles

                                      RONALD N. YURCAK FAMILY TRUST

                                      By:________________________________
                                      Name:
                                      Title:


                                      CUCCI FAMILY TRUST

                                      By:________________________________
                                      Name:
                                      Title:


                                      DIMSTON PARTNERSHIP

                                      By:________________________________
                                      Name:
                                      Title:


                                      DAVID FEINMAN LIVING TRUST

                                      By:_________________________________
                                      Name:
                                      Title:


                                      ISLAND CUTLERY ASSOCIATES LIMITED
                                      PARTNERSHIP

                                      By:________________________________
                                      Name:
                                      Title:

                                      ---------------------------------
                                      Craig Randelman


                                      ---------------------------------
                                      Dorothy Richards



                                      ---------------------------------
                                      Eric Rosenfeld


                                      ---------------------------------
                                      Michael Rothbard



                                      SGM PORTFOLIO L.L.C.

                                      By:________________________________
                                      Name:
                                      Title:

                                      ---------------------------------
                                      Jordan L. Shapiro



                                      ARCHSTONE PARTNERS, L.P.

                                      By:________________________________
                                      Name:
                                      Title:

                                      ---------------------------------
                                      Kenneth H. Sullivan

                                      ---------------------------------
                                      Nina E. Mclemore


                                      ---------------------------------
                                      John Broude


                                      ---------------------------------
                                      Peter Evans


                                      ---------------------------------
                                      Lee Kling




                                      VERTEX INDUSTRIES, INC.

                                      By:________________________________
                                      Name:
                                      Title:



                                      TEXAS CAPITAL INVESTORS G.P.

                                      By:________________________________
                                      Name:
                                      Title:



                                      ASTER INDUSTRIES

                                      By:________________________________
                                      Name:
                                      Title:

                                      BRIGHTON BEACH INVESTMENT GROUP
                                      LIMITED PARTNERSHIP

                                      By:________________________________
                                      Name:
                                      Title:



                                      GOLDEN HORN (II) L.P.

                                      By:________________________________
                                      Name:
                                      Title:


                                      -----------------------------------
                                      David Chu



                                      ANVIL INVESTMENT PARTNERS

                                      By:________________________________

                                      Name:
                                      Title:


                                      -----------------------------------
                                      Marc Cummins

                                      -----------------------------------
                                      Greg McGowan

                                      -----------------------------------
                                      Richard Bernstein

                                      -----------------------------------
                                      Bruce Raben

                                      -----------------------------------
                                      Doug Morgan



                                      REGENT CAPITAL PARTNERS, L.P.

                                      By:________________________________
                                      Name:
                                      Title: